Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-36460) of eOn Communications Corporation and Subsidiaries of our report dated October 28, 2011 relating to our audit of the consolidated financial statements, which appears in this annual report on Form 10-K.

/s/ Horne LLP

Ridgeland, Mississippi

October 28, 2011